Exhibit 99.1

BIOLASE REPORTS UNAUDITED REVENUE GROWTH FOR FULL YEAR 2023 AND PROVIDES

OUTLOOK FOR FULL YEAR 2024

Expects Continued Revenue Growth in 2024 and Takes Steps to Further Improve Operating

Efficiency as the Company Pursues Profitability Goals

LAKE FOREST, Calif., January 29, 2024 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, announced preliminary unaudited revenue results for 2023 based on currently available information and expects to report year-over-year growth as it continues to generate interest among dental practitioners for its industry leading lasers. The Company is also taking additional steps to optimize operations and believes its revenue-generating strategies and prudent management of its expenses will enable it to achieve its sales and profitability goals in 2024.

Below are preliminary full-year revenue results, a recap of the Company’s 2023 key accomplishments, and anticipated operational and product milestones for 2024.

Preliminary Full-Year 2023 Results

•	Full-year 2023 revenue is expected to be in the range of $48.9 million to $49.2 million, achieving 1% growth over 2022 despite the industry headwinds and interest rate environment

•	The Company generated increased adoption of its industry-leading dental laser, with approximately 71% of U.S. Waterlase sales in full-year 2023 coming from new customers

•	The Company delivered an increased sales conversion rate of 45% in 2023, with the continued success of its Waterlase Trial Program

•	Achieved record consumable sales in 2023, an increase of approximately 20% over 2022

•

The Company believes it is well positioned with its industry-leading dental lasers and broad intellectual property (“IP”) portfolio to capitalize on the significant market opportunity for dental laser adoption and, with the year-end cash and cash equivalents balance of $6.6 million, execute its growth strategies throughout 2024

2023 Accomplishments

•	Demonstrated leadership in creating awareness of the benefits of laser dentistry through over 500 webinars, study clubs, tradeshows, and training events in 2023

•	Remained highly engaged with potential customers in 2023 with marketing qualified leads increasing 5X over 2018 levels

•	Opened a model dental office to increase marketing, testimonial, and training opportunities

•	Launched training centers to enhance sales and marketing efforts and communicate the benefits of BIOLASE technology

•	Launched BIOLASE’S education web portal at Education.Biolase.com

•	Realized cost savings and improved quality from in-house manufacturing of key components

Anticipated 2024 Milestones Expected to Position BIOLASE for Long-Term Growth and Success

The Company continues to remain committed to advancing the field of dentistry through cutting-edge laser solutions while achieving profitability. In January 2024, to improve the Company’s cost structure, it reduced its total workforce by approximately 15%, resulting in a projected annualized cost savings of approximately $2.5 million.

In 2024, the Company plans to:

•

Grow total full-year 2024 revenue between 6% and 8% to between $52 million and $53 million through the continued adoption of lasers and consumables by the dental community, including general dentists, dental specialists, dental hygienists, and group practice entities (DSOs)

•	Improve loss from operations by 50% to 60% for the full year 2024

•

Achieve positive adjusted EBITDA results for the full year of 2024 (adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, patent litigation settlements, stock-based and other non-cash compensation, and the change in allowance for doubtful accounts)

•	Broaden participation in BIOLASE dental and hygiene academies to expand awareness of the benefits of BIOLASE lasers to patients

•	Expand its educational offerings through Education.Biolase.com, enabling dental clinicians to elevate their standard of dental care and improve patient outcomes through laser technology

•	Increase the efficiency of our Waterlase Trial Program to drive increased adoption

•	Expand the DSO customer base and further penetrate the DSO market

The Company will report its fourth quarter and full-year 2023 financial results in March 2024.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. As of December 31, 2023, BIOLASE’s proprietary laser products incorporate approximately 241 patented and 21 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2023, BIOLASE has sold over 47,700 laser systems in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s preliminary full-year 2023 unaudited revenue results, beliefs relating to BIOLASE’s ability to capitalize on the significant market opportunity for dental laser adoption through its industry-leading dental lasers and broad intellectual property portfolio, expected 2024 revenue growth, anticipated decrease in loss from operations, anticipated operational and product milestones for 2024 and the expected effects, BIOLASE’s ability to expand its educational offerings enabling dental clinicians to elevate their standard of dental care and improve patient outcomes through laser technology and BIOLASE’s plans for 2024. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Among other things, there can be no assurance that BIOLASE’s actual full-year 2023 financial and operating results will not differ, perhaps substantially, from the preliminary financial and operating results and expectations contained in this press release. In addition, BIOLASE has not completed its fourth quarter and full-year 2023 closing and review process, and the final results for the full-year 2023 may differ, perhaps substantially, from the statements made in this press release. During the course of preparing BIOLASE’s financial statements and during the review process, management may identify items that would require adjustments that may be material to the amounts described in this press release. Actual results may also differ materially from BIOLASE’s current expectations depending upon a number of other factors. These factors include, among others, those risks and uncertainties that are described in the “Risk Factors” section of BIOLASE’s most recent annual report filed on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and risk factors described in subsequent filings with the SEC. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com